                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                TRIBUNE COMPANY
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                    TRIBUNE





                         NOTICE OF 1995 ANNUAL MEETING

                              AND PROXY STATEMENT

LOGO

Dear Stockholder:

  You are cordially invited to attend the 1995 Annual Meeting of Tribune Company stockholders on Tuesday, May 2, 1995 at 10 a.m. The meeting will be held at First Chicago Center, The First National Bank of Chicago, Dearborn and Madison Streets, in Chicago. A map showing the location of the meeting is included at the back of this booklet.

  The meeting will also be broadcast live via satellite. People with satellite receivers may watch the meeting by following the tuning instructions on the next page.

  The matters to be considered at the meeting are described in the following proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore please sign, date and return the enclosed proxy card and/or voting instruction card in the envelope provided. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

  We hope you can attend the Annual Meeting, but in any event please vote your shares by signing, dating and returning your proxy card and/or voting instruction card.

  With all good wishes,

                                 Sincerely,

                                 [LOGO OF SIGNATURE OF CHARLES T. BRUMBACK]

March 22, 1995

                           NOTICE OF TRIBUNE COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 2, 1995

TO THE STOCKHOLDERS OF TRIBUNE COMPANY:

  The Annual Meeting of Stockholders of Tribune Company, a Delaware corporation, will be held at First Chicago Center, The First National Bank of Chicago, Dearborn and Madison Streets, Chicago, Illinois at 10 a.m. on Tuesday, May 2, 1995, for the purpose of considering and voting on the following matters:

  1. Election of Directors;

  2. Approval of the 1995 Nonemployee Director Stock Option Plan;

  3. Ratification of the selection of Price Waterhouse LLP as auditors; and

  4. Such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 7, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof.

  A BLUE MEETING ADMISSION CARD IS ALSO ENCLOSED FOR YOUR USE. PLEASE COMPLETE THE CARD AND PRESENT IT AT THE DOOR FOR ADMITTANCE TO THE MEETING.

  Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to mark, sign, date and return the enclosed proxy card and/or voting instruction card promptly in the enclosed postage-paid envelope. The voting instruction card relates to shares held under certain employee benefit plans. The proxy is revocable and will not affect the right of stockholders of record attending the meeting to vote in person.

                               By Order of the Board of Directors

                               STANLEY J. GRADOWSKI
                               Vice President and Secretary

March 22, 1995

                     SATELLITE BROADCAST OF ANNUAL MEETING

 The meeting will be broadcast live via satellite. It will be distributed as follows for individuals with satellite reception:

 C Band: Spacenet 3/Transponder 6/Horizontal
 Polarity/Frequency 3920/6.2 and 6.8 audio

 KU Band: G-Star 4/Transponder 15/Horizontal
 Polarity/Frequency 12110/6.2 and 6.8 audio

                                TRIBUNE COMPANY

                           435 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                         TUESDAY, MAY 2, 1995, 10 A.M.

  This Proxy Statement is provided in connection with the 1995 Annual Meeting of Stockholders of Tribune Company (the "Company") or any adjournment thereof. The Company's Annual Report for 1994 is enclosed. This Proxy Statement is being mailed to stockholders on or about March 22, 1995.

  Stockholders of record at the close of business on March 7, 1995 are entitled to vote at the meeting. On that date there were 65,757,111 shares of the Common Stock, without par value (the "Common Stock"), and 1,473,508 shares of Series B Convertible Preferred Stock, without par value (the "Preferred Stock"), of the Company entitled to vote. With regard to all matters submitted to a vote at the meeting, each share of Common Stock is entitled to one vote and each share of Preferred Stock, voting together as a class with the Common Stock, is entitled to 4.58 votes. Holders do not have the right to cumulate votes in the election of directors. Accordingly, the holders of a majority of the 72,505,778 votes entitled to be cast are able to elect all directors being elected. A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the meeting at the of-fice of the Company, 435 North Michigan Avenue, Suite 2400, Chicago, IL 60611, in care of the Vice President and Secretary.

  The enclosed proxy is solicited by the Board of Directors. If the proxy is properly executed and returned, the shares will be voted in accordance with the stockholder's instructions. If no instructions are given with respect to a mat-ter, the proxy will be voted as follows with respect to such matter: FOR the election as directors of the nominees named herein (Proposal 1); FOR approval of the 1995 Nonemployee Director Stock Option Plan (Proposal 2); and FOR the ratification of the selection of Price Waterhouse LLP as Auditors for 1995 (Proposal 3). Any stockholder of record giving a proxy for the meeting may re-voke it prior to its being voted by written notice of revocation or by a later proxy, in either case delivered to the Vice President and Secretary, or by voting in person by ballot at the meeting. Stockholders whose shares are held in the name of a broker, bank or other holder of record may not vote in person at the meeting unless they have first obtained a proxy, executed in the stockholder's favor, from the holder of record.

  If you own shares beneficially in the Tribune Company Employee Stock Owner-ship Plan (the "ESOP"), or the Tribune Company Savings Incentive Plan (the "SIP"), or through a nominee in the Tribune Company Employee Stock Purchase Plan (the "ESPP"), a voting instruction card is enclosed for the purpose of in-structing the respective plan trustees or nominee how to cast the votes related to such shares. Any participant giving instructions to a plan trustee or nomi-nee may revoke or modify such instructions prior to April 29, 1995 by written notice given to the trustee or nominee. Plan shares are held by The Northern Trust Company as trustee for the ESOP and the SIP and by Merrill Lynch, Pierce, Fenner & Smith Incorporated as nominee under the ESPP. Shares allocated to par-ticipant accounts under these plans will be voted as follows: if instruction cards are received by the trustee or nominee on or before April 28, 1995, votes will be cast in accordance with the instructions; shares held by the ESOP and the SIP for which no instructions are received by April 28 will be voted in the same proportion as the shares in that plan for which instructions were re-ceived; shares related to the ESPP for which no instructions are received will be voted in accordance with New York Stock Exchange rules. ESOP shares not al-located to any participant accounts will be voted in the same proportion as the ESOP shares for which voting instructions are received.

                             OWNERSHIP INFORMATION
- --------------------------------------------------------------------------------
PRINCIPAL STOCKHOLDERS
  The following table and footnotes set forth information as of March 7, 1995 with respect to each person who is known to management of the Company to be the beneficial owner of more than 5% of any class of the Company's stock.

  The Northern Trust Company as trustee for the ESOP (the "ESOP Trustee") holds 1,473,508 shares of Preferred Stock, of which 516,191 shares were allocated to participant accounts as of March 7, 1995, and 717,730 shares of Common Stock, of which 409,657 shares were allocated to participant accounts. The ESOP trust agreement directs the trustee to vote the shares allocated to participant ac-counts as directed by the participants and to vote all unallocated shares and any allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received. In addition, the ESOP Trustee is deemed to beneficially own those shares of Common Stock into which the Preferred Stock is convertible, or 5,894,032 shares based on four shares of Common Stock for each share of Preferred Stock. All ownership is shared with the participants in the ESOP.

                                     COMMON STOCK           PREFERRED STOCK
                                 ------------------------ --------------------
                                 NUMBER OF     PERCENT OF NUMBER OF PERCENT OF
NAME AND ADDRESS OF OWNER          SHARES        CLASS     SHARES     CLASS
- -------------------------        ----------    ---------- --------- ----------
Robert R. McCormick Tribune      11,395,804(1)    17.3%         --     --
   Foundation--10,320,604 shs.;
   Cantigny Foundation--
   1,075,200 shs.
   Room 770
   435 N. Michigan Avenue
   Chicago, IL 60611
The Northern Trust Company, as    6,611,762(2)     9.2%   1,473,508    100%
   ESOP Trustee
   50 S. LaSalle Street
   Chicago, IL 60675

- -------
  (1) The investment and voting power for both of these foundations is vested in a board of five directors, consisting of Charles T. Brumback, Stanton R. Cook, James C. Dowdle, Jack Fuller and John W. Madigan, each of whom is an officer or former officer of the Company or a subsidiary thereof.

  (2) The ESOP Trustee holds 717,730 shares of Common Stock on behalf of the
ESOP as of March 7, 1995. The amount shown also includes the 5,894,032 shares of Common Stock into which the Preferred Stock is convertible. The Northern
Trust Company is also trustee with respect to other plans. See "Employee
Benefit Plan Voting Rights" on page 3. According to a Schedule 13G filed by Northern Trust Corporation with the Securities and Exchange Commission, that corporation had beneficial ownership with respect to 13.6% (9,080,558 shares, including ESOP and other plan shares) of Common Stock, as follows: Sole voting power--1,090,195 shares, Shared voting power--7,899,887 shares, Sole dispositive power--776,336 shares, Shared dispositive power--8,032,197 shares.
- --------------------------------------------------------------------------------
MANAGEMENT OWNERSHIP

  Beneficial ownership of the Common Stock and Preferred Stock as of March 7, 1995 by each director, director nominee and executive officer named in the summary compensation table, and by all current directors, director nominees and executive officers as a group, is set forth in the following table:

                                             COMMON STOCK                         PREFERRED STOCK
                         ------------------------------------------------------- -----------------
                                        ADDITIONAL SHARES
                                       DEEMED BENEFICIALLY
                                            OWNED(1)
                                      ------------------------
                                      BENEFICIAL
                                      OWNERSHIP     BENEFICIAL           PERCENT           PERCENT
                          NUMBER OF      NOT        OWNERSHIP              OF    NUMBER OF   OF
          NAME           SHARES OWNED DISCLAIMED    DISCLAIMED   TOTAL    CLASS  SHARES(2)  CLASS
          ----           ------------ ----------    ---------- --------- ------- --------- -------
Charles T. Brumback.....    145,999     308,495(3)    20,000     474,494     *       550       *
Stanton R. Cook.........    410,712     371,040(3)     9,600     791,352   1.2%      --      --
James C. Dowdle.........    126,883     180,693(3)       --      307,576     *       550       *
Dennis J. FitzSimons....     22,551      49,396(3)       --       71,947     *       550       *
Diego E. Hernandez......      1,800         --           --        1,800     *       --      --
David D. Hiller.........        451      52,159(3)       --       52,610     *       441       *
John E. Houghton........        219     141,394(3)       --      141,613     *       --      --
Robert E. La Blanc......     10,700         --           --       10,700     *       --      --
John W. Madigan.........    255,020     150,928(3)    21,220     427,168     *       550       *
Nancy Hicks Maynard.....        --          --           --          --      *       --      --
Andrew J. McKenna.......     45,900         --           --       45,900     *       --      --
Kristie Miller..........    176,158         --         8,928     185,086     *       --      --
Newton N. Minow.........      4,500       2,000          --        6,500     *       --      --
James J. O'Connor.......      3,100         --           --        3,100     *       --      --
Donald H. Rumsfeld......      3,200         --           --        3,200     *       --      --
Arnold R. Weber.........      1,900         --           --        1,900     *       --      --
Twenty one (21) direc-
 tors and executive of-
 ficers of the Company
 as a group.............  1,227,611   1,492,198(3)    60,148   2,779,957   4.1%    4,833       *

- -------
  *Less than 1%.

  (1) Does not include 11,395,804 shares owned by the Robert R. McCormick Tribune Foundation and the Cantigny Foundation (see "Principal Stockholders").

  (2) Represents shares allocated to individual participant accounts under the ESOP.

  (3) Includes rights to acquire shares pursuant to stock options that are available for exercise prior to May 6, 1995 and upon conversion of ESOP
Preferred Stock allocated to individual accounts, as follows: Mr. Brumback-- 300,829 shs.; Mr. Cook--371,040 shs.; Mr. Dowdle--180,009 shs.; Mr.
FitzSimons--48,959 shs.; Mr. Hiller--51,264 shs.; Mr. Houghton--83,800 shs.;
Mr. Madigan--150,491 shs.; all directors and executive officers as a group-- 1,418,560 shs.
- --------------------------------------------------------------------------------
EMPLOYEE BENEFIT PLAN VOTING RIGHTS

  The Northern Trust Company as trustee holds shares of Common Stock and Preferred Stock for the benefit of employees. The stock held in trust as of March 7, 1995, and the percentage of total votes represented, are as follows:

                                        COMMON STOCK     PREFERRED STOCK
                                      ----------------- -----------------
                                       NUMBER   PERCENT  NUMBER   PERCENT
                                         OF       OF       OF       OF    PERCENT OF
NAME OF BENEFIT PLAN OR TRUST          SHARES    CLASS   SHARES    CLASS  TOTAL VOTES
- -----------------------------         --------- ------- --------- ------- -----------
Tribune Company Employee Stock Own-
 ership Plan (1)....................    717,730   1.1%  1,473,508   100%     10.3%
Tribune Company Savings Incentive
 Plan (1)...........................  1,120,264   1.7%         --   --        1.5%
Tribune Company Master Pension Trust
 (2)................................    350,725    .5%         --   --         .5%
                                      ---------         ---------
      Total.........................  2,188,719   3.3%  1,473,508   100%     12.3%
                                      =========   ===   =========   ===      ====

- -------
  (1) Employee participants have the right to instruct the trustee on how the shares allocated to their accounts are to be voted. The trust agreement directs the trustee to vote all allocated shares for which no participant instructions are received and all unallocated shares, if any, in the same proportion as votes cast on behalf of participants who completed and returned a voting instruction card.

  (2) Shares are held on behalf of the Tribune Company Employees' Pension Plan and other retirement plans for employees of the Company and its subsidiaries. The shares are voted at the direction of the Tribune Company Employee Benefits Investment Committee, presently consisting of four officers and one other employee of the Company.

                              VOTING REQUIREMENTS

  The holders of shares representing 36,252,890 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

  A stockholder may, with respect to the election of directors, (i) vote for all five nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all such nominees other than any nominee with re-spect to whom the stockholder withholds authority to vote. The nominees receiv-ing the highest number of votes cast for the number of positions to be filled shall be elected. Accordingly, withholding authority to vote for a director nominee will not prevent him or her from being elected.

  A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. A vote to abstain from voting has the legal effect of a vote against.

  A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could oc-cur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matter, although such shares may be con-sidered present and entitled to vote for other purposes and will count for pur-poses of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

  Four directors will be elected at the 1995 Annual Meeting to hold office until the 1998 Annual Meeting. In addition, one director will be elected to hold office for one year as a result of Board action increasing by one the number of directors whose terms expire at the 1996 Annual Meeting. The nominees receiving the highest numbers of votes cast for the number of positions to be filled shall be elected.

  It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election as directors of Stanton R. Cook for a term of one year and John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber for terms of three years. All of the nominees except Mrs. Maynard, who is nominated to fill the position open on the retirement of John E. Houghton, are currently directors of the Company. In case any of the nominees becomes unavailable for election, an event which is not now anticipated, the enclosed proxy may be voted for the election of a substitute nominee.

  Additional information regarding each of the five nominees and the eight directors continuing in office follows. The descriptions of the business experience of these individuals include the principal positions held by them from March 1990 to the date of this Proxy Statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF THE COMPANY (PROPOSAL 1).

- --------------------------------------------------------------------------------
NOMINATED FOR ELECTION AT THIS MEETING AND, IF ELECTED, TO SERVE UNTIL THE 1996 ANNUAL MEETING:

STANTON R. COOK (69)
 --DIRECTOR SINCE 1972.
Retired. Consultant and
Acting Chief Executive
Officer and Chairman of
the Board, Chicago Na-
tional League Ball         [PHOTO]
Club, Inc.* from Janu-
ary 1993 to December
1994. Chairman (until
January 1993), and
Chief Executive Officer
(until August 1990) of
the Company (Publisher,
Chicago Tribune until
August 1990).

- --------------------------------------------------------------------------------
NOMINATED FOR ELECTION AT THIS MEETING AND, IF ELECTED, TO SERVE UNTIL THE 1998 ANNUAL MEETING:

JOHN W. MADIGAN (57)                                  NANCY HICKS MAYNARD (48)
 --DIRECTOR SINCE 1975.
President and Chief Op-                               President, Maynard
erating Officer of the                                Partners Incorporated
Company since May 1994;                               (consultants in news
Executive Vice Presi-                                 media economics) since
dent of the Company and    [PHOTO]        [PHOTO]     December 1992 and mem-
President and Chief Ex-                               ber, Global Business
ecutive Officer, Trib-                                Network; Deputy Pub-
une Publishing Company*                               lisher and Co-owner,
from August 1991, and                                 Oakland Tribune until
Publisher, Chicago                                    November 1992.
Tribune from August
1990, to May 1994.
President and Chief Ex-
ecutive Officer, Chi-
cago Tribune Company*
until September 1993.
Director of QUNO Corpo-
ration.

JAMES J. O'CONNOR (58)                                ARNOLD R. WEBER (65)
 --DIRECTOR SINCE 1985.                                --DIRECTOR SINCE 1989.
                                                      Chancellor, Northwest-
Chairman and Chief Ex-                                ern University since
ecutive Officer and Di-                               January 1995 and Presi-
rector of Unicom Corpo-                               dent, Civic Committee
ration (holding compa-                                of Commercial Club of
ny) since June 1994 and    [PHOTO]        [PHOTO]     Chicago since March
of Commonwealth Edison                                1995. President, North-
Company (electric util-                               western University un-
ity). Director of Corn-                               til December 1994. Di-
ing Incorporated; First                               rector of Aon Corpora-
Chicago Corporation;                                  tion; Burlington North-
The First National Bank                               ern Inc.; Deere & Com-
of Chicago; UAL Corpo-                                pany; Inland Steel In-
ration.                                               dustries, Inc.;
                                                      PepsiCo, Inc.
- -------
* A subsidiary of the Company.

- --------------------------------------------------------------------------------
THE FOLLOWING DIRECTORS CONTINUE IN OFFICE UNTIL THE 1996 ANNUAL MEETING:

CHARLES T. BRUMBACK (66)                              KRISTIE MILLER (50)
 --DIRECTOR SINCE 1981.                                --DIRECTOR SINCE 1981.
                                                      Author; Journalist, The
Chairman since January     [PHOTO]        [PHOTO]     Daily News-Tribune,
1993 and Chief Execu-                                 Inc. of La Salle, Illi-
tive Officer since Au-                                nois.
gust 1990 of the Compa-
ny; President from Jan-
uary 1989 to May 1994
and Chief Operating Of-
ficer from January 1989
to July 1990. Director
of QUNO Corporation.

NEWTON N. MINOW (69)                                  DONALD H. RUMSFELD (62)
 --DIRECTOR SINCE 1991.                                --DIRECTOR SINCE 1992.
                                                      Former Chairman of the
Of Counsel (Partner un-                               Board of Directors,
til March 1991), Sidley                               (President from April
& Austin (law firm) and                               1992) and Chief Execu-
Professor, Northwestern    [PHOTO]        [PHOTO]     tive Officer (from Oc-
University. Director of                               tober 1990 until August
Aon Corporation; Man-                                 1993), General Instru-
power, Inc.; Sara Lee                                 ment Corporation (an
Corporation; True North                               electronics company).
Communications.                                       Senior Advisor to Wil-
                                                      liam Blair & Company
                                                      until October 1990. Di-
                                                      rector of The Allstate
                                                      Corporation; Amylin
                                                      Pharmaceuticals, Inc.;
                                                      Gilead Sciences, Inc.;
                                                      Kellogg Company;
                                                      Metricom, Inc.; Sears,
                                                      Roebuck and Co.
- --------------------------------------------------------------------------------
THE FOLLOWING DIRECTORS CONTINUE IN OFFICE UNTIL THE 1997 ANNUAL MEETING:

JAMES C. DOWDLE (61)                                  DIEGO E. HERNANDEZ (61)
 --DIRECTOR SINCE 1985.                                --DIRECTOR SINCE 1991.
                                                      Vice Admiral, U.S. Navy
Executive Vice Presi-                                 (Retired) and Presi-
dent/ Media Operations                                dent, Marine Technology
since August 1994, Ex-                                Group, Inc. (technical
ecutive Vice President     [PHOTO]        [PHOTO]     consulting ser- vices)
of the Company since                                  since July 1994. Con-
August 1991, President                                sultant from July 1992
and Chief Executive Of-                               to July 1994 and from
ficer, Tribune Broad-                                 March 1991 to October
casting Company,* and                                 1991; Senior Vice Pres-
President, Tribune Pub-                               ident, Right Associates
lishing Company* since                                from December 1991 to
August 1994.                                          July 1992; Deputy Com-
                                                      mander in Chief, U.S.
                                                      Space Command until
                                                      February 1991.

ROBERT E. LA BLANC (61)                               ANDREW J. MCKENNA (65)
 --DIRECTOR SINCE 1982.                                --DIRECTOR SINCE 1982.
                                                      Chairman, President and
President, Robert E. La                               Chief Executive Offi-
Blanc Associates, Inc.                                cer, Schwarz Paper Com-
(consultants in infor-                                pany (paper converter).
mation technology). Di-    [PHOTO]        [PHOTO]     Director of Aon Corpo-
rector of Contel Cellu-                               ration; Dean Foods Com-
lar, Inc.; Storage                                    pany; First Chicago
Technology, Inc.; M/A                                 Corporation; The First
Com Inc.; TIE/com-                                    National Bank of Chica-
munications, Inc.; Pru-                               go; McDonald's Corpora-
dential Global Fund;                                  tion; Skyline Corpora-
Prudential Pacific                                    tion.
Growth Fund, Inc.; Pru-
dential Short-Term
Global Income Fund,
Inc. Trustee of Pruden-
tial U.S. Government
Fund.

- -------
* A subsidiary of the Company.

- --------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held seven meetings during 1994. Each incumbent member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and all committees of which they are members.

 Audit Committee

  The functions of the Audit Committee, presently consisting of Messrs. Hernandez, La Blanc, Minow (Chairman) and Rumsfeld, include making recommenda-tions concerning the appointment of independent accountants to audit the books of the Company, reviewing the financial statements examined by the independent accountants and reviewing recommendations made by the independent accountants with respect to the accounting methods used, the organization and operations of the Company and the system of internal control followed by the Company. The Au-dit Committee held two meetings during 1994.

 Governance and Compensation Committee

  The functions of the Governance and Compensation Committee, presently con-sisting of Messrs. McKenna (Chairman), O'Connor and Weber and Ms. Miller, in-clude establishing the compensation for the Chief Executive Officer of the Com-pany, consulting with the Chief Executive Officer with respect to the compensa-tion of other executives of the Company, and administering and determining awards under the Company's 1992 Long-Term Incentive Plan and certain other em-ployee benefit plans. The Committee also identifies and proposes candidates for election to the Board of Directors of the Company. The Committee will consider, at its regularly scheduled meetings, nominees recommended by stockholders if submitted in writing. The Committee also has other responsibilities relating to corporate governance, including studying the size, composition, committee structure and committee membership of the Board of Directors. The Committee met six times during 1994.

 Other Standing Committees

  The Company has an Executive Committee presently consisting of Messrs. Brum-back (Chairman), Dowdle, La Blanc, Madigan, McKenna and Minow. The Committee met one time in 1994.

  The Company also has a Finance Committee presently consisting of Messrs. Hernandez, La Blanc (Chairman), Minow and Rumsfeld. The Committee met one time during 1994.

  The Company also has a Technology Advisory Committee presently consisting of Messrs. Brumback, Dowdle, Hernandez, La Blanc, Madigan, Minow and Rumsfeld as well as other executives of the Company. The Committee met two times during 1994.

- --------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company receive annual stipends and meeting fees. The annual stipend for board membership is $24,000, and the fee for each board meeting attended is $1,500. Committee chairmen receive an annual stipend of $4,000, and each participant receives a fee of $1,000 for each com-mittee meeting attended. The Company also reimburses directors for travel ex-penses incurred in attending meetings.

  Directors are eligible to elect to defer receipt of all or a portion of their cash stipend and fees. Directors who elect to defer amounts are credited with deemed income, based on investments they select. Prior to July 1, 1994, the de-ferred accounts of participants were charged with corporate income taxes appli-cable to the deemed income and gains on the elected investments and credited with the approximate tax saving to the Company resulting from the deduction based on the distribution of the deemed income amount to be included in the distribution. These tax adjustments were discontinued as of July 1 based on amendments to the plan designed to simplify its operation. Payment of deferred amounts together with credited income will be made over a series of years in the future.

  The Company has a Restricted Stock Plan for Outside Directors. Under the plan, each nonemployee director, upon each election or re-election to the Board, is awarded a block of restricted Common Stock equal to 300 shares for each year of the term of office for which the director is elected. The shares vest at the rate of 300 shares per year of service on the Board and are forfeited if service on the Board is terminated prior to vesting for reasons other than death or permanent disability. No portion of the stock may be sold or otherwise transferred until all shares of a particular award have vested. Awards of 900 shares each were made on April 19, 1994 to Messrs. Hernandez, La Blanc and McKenna. The closing price of the Common Stock on that date was $61.125.

  The nonemployee directors other than Mr. Cook will receive a stock option for 1,000 shares at the fair market value on May 2, 1995 if the plan described on pages 7 and 8 is approved.

  The Company paid Mr. Cook $375,000 for consulting services in 1994 relating to the Chicago Cubs. The Company also provides Mr. Cook with the use of an of-fice and secretarial and other appropriate assistance.

- --------------------------------------------------------------------------------

  The Company paid Mr. LaBlanc a consulting fee of $3,000 for special services performed during 1994.

  Mr. Houghton serves as Chairman of the Board of QUNO Corporation, an affili-ate of the Company, and was compensated by QUNO $36,650 for such services in 1994.

OTHER TRANSACTIONS

  Mr. Minow is of counsel to the law firm of Sidley & Austin, which was one of the primary outside law firms providing legal services to the Company in 1994. This relationship is expected to continue in 1995 and future years.

  Tribune Properties, Inc. and Chicago Tribune Company lease office space and together with other business units of the Company provide services to the Rob-ert R. McCormick Tribune Foundation. During 1994, the Foundation paid $243,220 to the Company for the leased space and services.

                     APPROVAL OF 1995 NONEMPLOYEE DIRECTOR
                         STOCK OPTION PLAN (PROPOSAL 2)

  The Board of Directors adopted the Tribune Company 1995 Nonemployee Director Stock Option Plan (the "Plan") on February 21, 1995, subject to approval by the stockholders of the Company. An aggregate 100,000 shares of Common Stock are reserved for issuance pursuant to the exercise of options granted under the Plan.

PURPOSE OF PLAN

  The purpose of the Plan is to increase the stock ownership of nonemployee di-rectors and to foster and promote the long-term financial success of the Com-pany by attracting and retaining outstanding nonemployee directors by enabling them to participate in the Company's growth through automatic, nondiscretionary grants of options to purchase shares of Common Stock subject to the conditions set forth in the Plan. The Plan is set out in full as Exhibit A to this Proxy Statement, and a summary of the key terms of the Plan follows.

DESCRIPTION OF PLAN

  The Plan provides for the grant of non-qualified stock options to directors of the Company who are not, and have not been for at least three years, employ-ees or officers of the Company or any subsidiary (a "Nonemployee Director"). The Board of Directors is responsible for the Plan's implementation but may not exercise any discretion concerning its administration. Subject to approval of the Plan by the stockholders of the Company, each Nonemployee Director in of-fice on adjournment of the Annual Meeting, that is May 2, 1995, will receive a stock option to purchase 1,000 shares of Common Stock. Thereafter, each Nonem-ployee Director in office on adjournment of each subsequent annual meeting of Stockholders will receive a stock option to purchase 1,000 shares of Common Stock as of the date of such subsequent annual meeting. If all nominees are elected at the 1995 Annual Meeting, there will be nine Nonemployee Directors eligible to receive stock options under the Plan.

                               NEW PLAN BENEFITS

                  1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                                 SECURITIES
                                                                 UNDERLYING
POSITION                                                     OPTION AWARDS(#)(1)
- --------                                                     -------------------
Named Executive Officers....................................            0
Executive Officer Group.....................................            0
Non-executive Director Group................................        9,000
Non-executive Officer Employee Group........................            0

- -------
(1) Number of shares for which options will be awarded on May 2, 1995 if the Plan is approved by stockholders.

  The purchase price for each share of Common Stock covered by an option ("Op-tion Price") will equal the closing price per share of the Common Stock on the date of the annual meeting of stockholders on which the option is granted. Each option is granted for a term of 10 years and becomes exercisable six months and one day after the date it is granted except that in the event of a change in control of the Company, all options will become immediately exercisable. A "change in control" means (a) the acquisition, other than from the Company, by a person, entity or group of 20 percent or more of the combined voting power of the Company's outstanding voting securities; (b) individuals who as of April 28, 1992, constitute the Board of Directors cease to constitute at least a ma-jority of the Board without approval of the Board; or (c) approval of a merger or reorganization of the Company where the prior shareholders do not thereafter own more than 60 percent of the reorganized Company. The Option Price may be paid in cash or by delivery of Common Stock already owned for at least six months by the Nonemployee Director valued at fair market value on the date of exercise. In the event of a stock dividend or stock split, or combination or other change in the number of issued shares of Common Stock, a merger, consoli-dation, reorganization, recapitalization, sale or exchange of substantially all of the Company's assets or dissolution of the Company, automatic adjustments are to be made in the price, number and types of shares subject to options in order to prevent the dilution or enlargement of rights under options granted under the Plan.

  No option granted under the Plan shall be transferable by a Nonemployee Di-rector, otherwise than by will or by the laws of descent and distribution. All grants shall be exercisable during the Nonemployee Director's lifetime only by the Nonemployee Director or his personal representative. In the event of a Non-employee Director's death prior to the exercise of any options which were then exercisable, such options may be exercised within three years after the Nonem-ployee Director's death (or, if earlier, until the tenth anniversary of the date of grant) by the beneficiary designated by the Nonemployee Director as specified in the Plan or, in the absence of such designation, by the Nonem-ployee Director's estate. If the Nonemployee Director leaves the Board for any reason other than death, the options that were then exercisable may be exer-cised by the earlier of (a) the tenth anniversary of the date of grant or (b) the third anniversary of the date of ceasing to be a director.

  The Board of Directors may suspend or terminate the Plan or any portion thereof at any time. The Board of Directors may also amend the Plan from time to time in such respects as the Board may deem advisable in order that any grants thereunder shall conform to or reflect changes in the law or regulations applicable to the Plan, or to permit the Company or the Nonemployee Directors to enjoy the benefits of any such changes in law or regulations, or in any other respect that the Board of Directors may deem to be in the best interests of the Company. No such amendment shall be made, however, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed, if such amendment would: (a) materially increase the number of shares of Common Stock which may be issued under the Plan (other than due to a stock dividend, stock split or similar event as de-scribed above), (b) materially modify the eligibility requirements for partici-pation in the Plan, or (c) materially increase the benefits accruing to Nonem-ployee Directors under the Plan. In any event, no suspension, termination or amendment of the Plan shall impair the rights of Nonemployee Directors under any outstanding options without the consent of the Nonemployee Directors af-fected thereby or shall make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption pro-vided by Rule 16b-3 issued under the Securities Exchange Act of 1934. The Plan will terminate and no additional options will be granted under the Plan after May 31, 2005.

  As of March 7, 1995, the closing price of the Company's Common Stock was $54.50.

TAX CONSEQUENCES

  The options granted under the Plan will not qualify for the special tax treatment accorded to "incentive stock options" under Section 422 of the Inter-nal Revenue Code. Although a Nonemployee Director will not recognize income at the time of the grant of the option, he or she will recognize ordinary income upon the exercise of an option in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount paid for the stock.

  As a result of a Nonemployee Director's exercise of an option, the Company will be entitled to deduct as compensation an amount equal to the amount in-cluded in the optionee's gross income. The Company's deduction will be taken in the taxable year in which the option is exercised.

  If a Nonemployee Director exercises an option and surrenders Common Stock al-ready owned by such director ("Old Shares"), the Nonemployee Director will rec-ognize ordinary income in an amount equal to the fair market value of the num-ber of shares acquired ("New Shares") in excess of the number of Old Shares ex-changed, less any cash paid for the New Shares, and the Company will be enti-tled to a deduction in an amount equal to such income. No income will be recog-nized with respect to the number of New Shares acquired that are equal to the number of Old Shares exchanged.

  The foregoing description is only a summary of the federal income tax conse-quences of the Plan and is based on the Company's understanding of present fed-eral tax laws and regulations.

VOTE REQUIRED

  Adoption of this proposal requires the affirmative vote of a majority of the votes of all shares present and entitled to vote on the matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (PROPOSAL 2).

               RATIFICATION OF SELECTION OF AUDITORS (PROPOSAL 3)

  The Board of Directors has selected Price Waterhouse LLP to serve as the Company's independent certified public accountants for 1995. Price Waterhouse LLP has examined and rendered its opinion on the financial statements of the Company for many years. Although the Company is not required by either its Re-stated Certificate of Incorporation or Bylaws to do so, it has chosen to submit the selection of auditors to the stockholders for ratification. If the selec-tion of Price Waterhouse LLP as auditors for 1995 is not ratified, the Board will take under advisement the selection of other auditors.

  Representatives of Price Waterhouse LLP will be present at the 1995 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

  Approval of this proposal requires the affirmative vote of a majority of the votes of all shares present and entitled to vote on the matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS (PROPOSAL 3).


                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  Stockholders may submit proposals appropriate for stockholder action at the Company's annual meetings consistent with regulations of the Securities and Ex-change Commission. Under Commission rules, proposals to be considered for in-clusion in the Proxy Statement for the 1996 Annual Meeting must be received by the Company no later than November 24, 1995. The Company's Bylaws set forth ad-ditional requirements and procedures regarding the submission by stockholders of matters for consideration at the annual meeting, including a 60-day notice requirement. Proposals should be directed to Tribune Company, 435 North Michi-gan Avenue, Chicago, Illinois 60611, Attention: Vice President and Secretary.

  The Company's Bylaws provide that notice of proposed stockholder nominations for election of directors must be given to the Secretary of the Company not less than 90 days prior to the meeting at which directors are to be elected. Such notice must contain certain information about each proposed nominee, in-cluding age, business and residence addresses, principal occupation, the number of shares of Common Stock beneficially owned by him or her and such other in-formation as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director of the Company if elected. Provision is also made for substitution of nominees by the nominating stockholder in the event that a designated nominee is unable to stand for election at the meeting. If the chairman of the meeting of stockholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform stockholders about such qualifications.

                             EXECUTIVE COMPENSATION

- --------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                           ------------------------- -----------------------
                                                                      SECURITIES
                                                                      UNDERLYING
         NAME AND PRINCIPAL                                             OPTION       LTIP       ALL OTHER
              POSITION                YEAR  SALARY   BONUS    OTHER  AWARDS(#)(1) PAYOUTS(2) COMPENSATION(3)
- ------------------------------------  ---- -------- -------- ------- ------------ ---------- ---------------
CHARLES T. BRUMBACK.................  1994 $723,942 $537,864 $22,126   163,122     $      0      $20,959
Chairman and Chief Executive Officer  1993  690,327  485,000  14,295    50,000            0       32,857
                                      1992  668,000  308,000   8,111   131,907      240,692       28,354
JOHN W. MADIGAN.....................  1994  564,616  275,000  11,255   118,651            0       19,084
President and Chief Operating Offi-
 cer                                  1993  527,404  225,000  11,180    58,148            0       30,608
                                      1992  515,000  160,000   8,575    91,943      417,293       26,172
JAMES C. DOWDLE.....................  1994  495,000  275,000   4,834    92,489            0       20,959
Executive Vice President/Media        1993  444,807  250,000   5,786    43,202            0       32,857
Operations                            1992  420,000  215,000   3,774    93,518      417,293       28,354
DENNIS J. FITZSIMONS................  1994  385,431  215,000   6,422    31,816            0       20,607
Executive Vice President, Tribune     1993  351,246  185,000   2,774    14,000            0       32,418
Broadcasting Company                  1992  326,154  145,000     871    24,888            0       27,994
DAVID D. HILLER.....................  1994  309,923  145,000       0     8,000            0       20,604
Senior Vice President/Development     1993  253,923  145,000       0    10,000            0       30,692
                                      1992  266,500   75,000       0     5,000            0       26,314

- -------
  (1) Number of option shares. Includes replacement (reload) options, awarded on exercise of non-qualified options paid for with previously owned Common Stock, as follows:

                                                            1994    1993   1992
                                                           ------- ------ ------
      Charles T. Brumback................................. 113,122      0 81,907
      John W. Madigan.....................................  93,651 33,148 66,943
      James C. Dowdle.....................................  67,489 18,202 68,518
      Dennis J. FitzSimons................................  19,816      0 10,888


  See Option Grants Table for additional information relating to 1994.

  (2) Represents payments of benefits (stock price appreciation and dividends subject to limits based on pre-tax income) accrued from 1980 to February 1988 based on phantom shares awarded under the 1980 Incentive Compensation Plan. A portion of the 1992 payouts resulted from action by the Board of Directors to accelerate vesting of the final payments due under the plan by approximately six weeks. No further payments are due under this plan.

  (3) Represents amounts allocated under the Employee Stock Ownership Plan
(ESOP), amounts credited under the Company's Supplemental Defined Contribution Plan (Supplemental ESOP) and matching contributions under the Savings Incentive Plan (401(k)). The amounts for 1994 are:

                                                     SUPPLEMENTAL
                                              ESOP       ESOP     401(K)  TOTAL
                                             ------- ------------ ------ -------
      Charles T. Brumback................... $12,138    $6,946    $1,875 $20,959
      John W. Madigan.......................  12,138     6,946         0  19,084
      James C. Dowdle.......................  12,138     6,946     1,875  20,959
      Dennis J. FitzSimons..................  12,138     6,946     1,523  20,607
      David D. Hiller.......................  12,138     6,946     1,520  20,604

- --------------------------------------------------------------------------------
OPTION GRANTS TABLE

  The following table presents information as to stock option awards during the year ended December 25, 1994. The three columns on the right project the amount that could be earned if the Common Stock price appreciates at the annual rates indicated and if the options are held until the expiration dates shown. There is no assurance that any particular level of potential realizable value will actually be earned.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                           ASSUMED ANNUAL RATES OF STOCK
                                                                           PRICE APPRECIATION FOR OPTION
                                        INDIVIDUAL GRANTS                              TERM
                          ----------------------------------------------- ----------------------------------
                                      % OF TOTAL
                          NUMBER OF    OPTIONS
                          SECURITIES  GRANTED TO
                          UNDERLYING  EMPLOYEES  EXERCISE
                           OPTIONS    IN FISCAL   PRICE
          NAME            GRANTED(1)     YEAR     ($/SH)  EXPIRATION DATE 0%       5%               10%
- ------------------------  ----------  ---------- -------- --------------- --- -------------    -------------
Charles T. Brumback.....    50,000      4.75%    $53.25    Aug. 26, 2004  $ 0 $   1,692,441    $   4,299,468
                             5,567(2)    .53%     63.125    Feb. 7, 2003    0       187,947          460,076
                            30,529(2)   2.90%     63.125   Aug. 31, 2000    0       698,927        1,600,183
                             9,874(2)    .94%     63.125   Mar. 16, 1996    0        60,041          122,666
                             5,471(2)    .52%     63.125   Dec. 19, 2000    0       132,223          305,184
                            21,380(2)   2.03%     63.125   Mar. 17, 1997    0       203,986          427,129
                            40,301(2)   3.83%     63.125   Aug. 30, 2001    0     1,095,492        2,576,686
John W. Madigan.........    25,000      2.38%     53.25    Aug. 26, 2004    0       846,220        2,149,734
                             3,648(2)    .35%     59.875    Feb. 2, 2003    0       116,327          284,514
                            42,585(2)   4.05%     59.875   Dec. 19, 2000    0       971,027        2,239,401
                            26,614(2)   2.53%     59.875   Mar. 17, 1997    0       238,155          498,302
                            20,804(2)   1.98%     59.875   Aug. 30, 2001    0       533,776        1,254,452
James C. Dowdle.........    25,000      2.38%     53.25    Aug. 26, 2004    0       846,220        2,149,734
                             3,544(2)    .34%     63.00     Feb. 7, 2003    0       119,183          291,635
                             9,885(2)    .94%     63.00    Mar. 16, 1996    0        59,532          121,587
                            12,384(2)   1.18%     63.00     June 2, 2001    0       322,028          752,138
                            21,502(2)   2.04%     63.00    Mar. 17, 1997    0       203,702          426,388
                            20,174(2)   1.92%     63.00    Aug. 30, 2001    0       546,084        1,283,953
Dennis J. FitzSimons....    12,000      1.14%     53.25    Aug. 26, 2004    0       406,186        1,031,872
                             9,985(2)    .95%     59.875   Aug. 30, 2001    0       256,189          602,081
                             2,704(2)    .26%     59.875   Mar. 17, 1996    0        15,359           31,357
                             7,127(2)    .68%     53.00    Mar. 16, 1998    0        66,314          140,355
David D. Hiller.........     8,000       .76%     53.25    Aug. 26, 2004    0       270,791          687,915
All Common Stockholders.      NA          NA        NA          NA          0 2,285,401,941(3) 5,805,820,494(3)

- -------
  (1) All options permit the optionee to pay for exercise with Common Stock owned for six months and to pay withholding tax with shares acquired on exercise. The Company has a policy to award replacement options to executives who exercise options in this manner at a time when the stock price is at least 25% above the option price. New options are generally exercisable two years after award and replacement options one year after award but immediately upon a change in control. Options granted less than six months prior to a change in control to an executive officer are cancelled in exchange for a cash payment, effected six months and one day after the option grant date, equal to the difference between the fair market value and the option price on the date of payment.

  (2) Replacement (reload) option awarded on exercise of a non-qualified option with payment made with previously owned Common Stock. The replacement option has a term equal to the remaining term on the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.

  (3) Based on shares outstanding on July 26, 1994, the closing stock price of $53.25 on that date, and a 121-month period, all of which conform to the regular stock option awards made to executives on that date.

- --------------------------------------------------------------------------------
OPTION EXERCISES AND VALUES TABLE

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUE

                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                 UNDERLYING UNEXERCISED     THE-MONEY OPTIONS AT
                           SHARES                 OPTIONS AT FY-END(#)            FY-END(1)
                         ACQUIRED ON   VALUE    ------------------------- -------------------------
          NAME            EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ------------------------ ----------- ---------- ----------- ------------- ----------- -------------
Charles T. Brumback.....   146,642   $2,786,069   185,507      213,122     $986,936     $156,250
John W. Madigan.........   124,244    2,079,530   148,291      143,651      614,433       78,125
James C. Dowdle.........    89,849    1,764,840   141,320      117,489      831,358       78,125
Dennis J. FitzSimons....    24,039      357,773    59,149       45,816      548,675       48,095
David D. Hiller.........       500        8,625    49,500       18,000      493,438       30,250

- -------
  (1) Based on a closing stock price of $53.75 per share on December 23, 1994, the last business day of the Company's fiscal year.

- --------------------------------------------------------------------------------
PENSION PLAN INFORMATION

  Pension benefits payable to the named executive officers may be estimated using the following tables:

Mr. Brumback

                                                                      YEARS OF
                                                                      SERVICE
                                                                      --------
    REMUNERATION                                                         35
    ------------                                                      --------
    $600,000                                                          $313,800
     700,000                                                           366,700
     800,000                                                           419,500
     900,000                                                           472,300

Mr. Madigan

                                            YEARS OF SERVICE
                             ------------------------------------------------------------------
    REMUNERATION                15                           20                           24
    ------------             --------                     --------                     --------
    $550,000                 $ 99,800                     $143,400                     $178,200
     600,000                  109,000                      156,600                      194,600
     650,000                  118,200                      169,800                      211,000
     700,000                  127,400                      182,900                      227,300
     750,000                  136,600                      196,100                      243,700

Mr. Dowdle

                                            YEARS OF SERVICE
                             ------------------------------------------------------------------
    REMUNERATION                10                           15                           18
    ------------             --------                     --------                     --------
    $450,000                 $ 71,100                     $106,600                     $128,000
     500,000                   79,100                      118,600                      142,400
     550,000                   87,100                      130,600                      156,800
     600,000                   95,100                      142,600                      171,100
     650,000                  103,100                      154,600                      185,500

Mr. FitzSimons

                                            YEARS OF SERVICE
                             ------------------------------------------------------------------
    REMUNERATION                10                           15                           17
    ------------             --------                     --------                     --------
    $350,000                 $ 50,400                     $ 77,900                     $ 85,700
     400,000                   57,700                       89,300                       98,200
     450,000                   65,100                      100,600                      110,700
     500,000                   72,400                      111,900                      123,100

Mr. Hiller

                                                   YEARS OF SERVICE
                                         -----------------------------------------------------------
    REMUNERATION                            5                                                  10
    ------------                         -------                                             -------
    $275,000                             $21,300                                             $42,800
     325,000                              25,200                                              50,800
     375,000                              29,200                                              58,700

  The foregoing tables reflect an annual pension benefit, estimated on the as-sumption that the participant will commence receiving benefits when he reaches age 65 and that he will receive his pension in the form of a life annuity with no survivor benefits. The estimated annual pension benefits shown in the pre-ceding tables include the estimated benefits payable under the unfunded supple-mental retirement plan maintained by the Company.

  Benefits are based on final five-year average salary (see "Salary" column in the Summary Compensation Table that appears on page 10) and years of credited service up to a maximum of 35 years. The pension benefits are not subject to any deduction for social security or other offset amounts. The plan will be frozen at December 31, 1998 so that participants' service and compensation af-ter that date will not be counted in computing benefits. Salary as of December 25, 1994 that constitutes covered compensation and years of credited service as of that date for each executive officer named were as follows:

                                                                    YEARS OF
                                                        SALARY  CREDITED SERVICE
                                                       -------- ----------------
   Charles T. Brumback................................ $730,000        35
   John W. Madigan....................................  600,000        20
   James C. Dowdle....................................  530,000        14
   Dennis J. FitzSimons...............................  410,000        12
   David D. Hiller....................................  312,000         6

- --------------------------------------------------------------------------------
EMPLOYMENT AGREEMENTS

  The Company had an employment agreement with Mr. Brumback that provided for his employment until December 31, 1994 at a salary of not less than $730,000 per year. This agreement has ended and Mr. Brumback's employment continues for such period and at such compensation as he and the Board of Directors from time-to-time agree upon.


- --------------------------------------------------------------------------------
TERMINATION ARRANGEMENTS

  The Company has an agreement with Mr. Brumback that provides for payment of deferred compensation to Mr. Brumback following his retirement for a period of 10 years at the rate of $125,000 per year. If Mr. Brumback becomes disabled or dies during the term of his employment or during his 10-year deferred compensa-tion period, he or his beneficiary is entitled to receive such sum for the re-mainder of the 10-year period. Thereafter, he is entitled to receive $60,000 per year for life. If Mr. Brumback's spouse, Mary H. Brumback, survives him, she is entitled to receive $60,000 per year for life beginning the later of the tenth anniversary of Mr. Brumback's retirement or the date of his death. Under the agreement, Mr. Brumback agrees to provide such consulting services to the Company as may be requested by the Board of Directors following his retirement. The Company is to compensate Mr. Brumback at the rate of $250 per hour for such services.

  The Company maintains a Transitional Compensation Plan For Executive Employ-ees, which provides termination benefits to key executives of the Company and its subsidiaries who are actually or constructively terminated, without cause, within 36 months following a change in control of the Company. A "change in control" means (a) the acquisition, other than from the Company, by a person, entity or group of 20 percent or more of the combined voting power of the Company's outstanding voting securities; (b) individuals who as of January 1, 1995, constitute the Board of Directors cease to constitute at least a majority of the Board without approval of the Board; or (c) approval of a merger or re-organization of the Company where the prior shareholders do not thereafter own more than 60 percent of the reorganized Company. "Constructively terminated" means a reduction in the individual's compensation or benefits or a change in the city in which he or she is required to work. Certain participants including Messrs. Brumback, Madigan, Dowdle, FitzSimons and Hiller may elect to terminate their employment during the thirteenth month following a change in control and qualify to receive the benefits under the plan. In the case of executive offi-cers, benefits include (a) payment in cash equal to three times the highest an-nual rate of base salary in effect within three years of the date of the indi-vidual's termination plus three times the individual's average annual bonus paid over the prior three years; (b) outplacement services and (c) continuation of life, health and disability insurance. In addition, the plan provides that the Company will reimburse the executive for any additional income taxes that result from payments upon termination being treated as excess parachute pay-ments under federal income tax law. All executive officers of the Company are covered by the plan.

  All stock options granted by the Company become immediately vested and exer-cisable upon a change in control of the Company as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described in the preceding paragraph.

- --------------------------------------------------------------------------------

INDEBTEDNESS OF MANAGEMENT

  The Company in 1994 made a loan of $500,000 to Joseph D. Cantrell, an executive officer, to assist him in financing the purchase of a cooperative apartment upon his transfer to Chicago at the request of the Company. The loan is evidenced by a promissory note repayable over a 10-year period bearing contingent deferred interest based on a proportionate share in the appreciation of the apartment over the term of the loan. The note is secured by a second mortgage on other real property owned by Mr. Cantrell. As of March 1995, Mr. Cantrell has made repayments reducing the principal balance to $470,000.

                               PERFORMANCE GRAPH

  The following graph compares the five-year cumulative return on the Common Stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. The Company is included in both of these indexes.
                                     LOGO

                                  1989    1990   1991    1992    1993    1994
                                 ------- ------ ------- ------- ------- -------
      Tribune Company........... $100.00 $76.23 $ 90.67 $108.50 $138.38 $128.40
      S&P Newspaper Publishing
       Group....................  100.00  80.14   97.04  108.51  125.68  116.11
      S&P 500...................  100.00  96.88  126.42  136.08  149.80  151.78

Based on $100 invested on December 31, 1989 in Tribune Company Common Stock, the Standard and Poor's Newspaper Publishing Group Index, and the Standard and Poor's 500 Stock Index. Total return assumes reinvestment of dividends quarterly.

                  GOVERNANCE AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW

  The compensation package paid to executive officers and other management per-sonnel of Tribune Company consists of four elements: (1) salary, (2) annual in-centive bonus, (3) stock options and (4) retirement and other benefits.

  The compensation package is designed to attract and retain top-quality man-agement employees. It reflects competitive conditions in the lines of business in which the Company is engaged and in the geographic areas where the services are to be performed. Elements of compensation are designed to vary so as to re-flect the performance of the Company.

  Through its compensation programs, the Company also seeks to provide an op-portunity for employees and executives to acquire and hold stock in the Company in order to align the interests of employees and shareholders.

SALARIES

  Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position. Comparative sal-aries paid by other companies, based on compensation surveys prepared by inde-pendent outside organizations, are considered in evaluating the salary level for a given position. These surveys include hundreds of companies representing a broad cross-section of American business and cover more companies than are included in the two indexes used in the performance graph on page 14. Each set of data used is selected because it is believed to be the best available for its intended purpose. The Committee sets salaries within the range of accepted practice but does not target a specific percentile range within the comparative groups in setting salaries of the Company's executive officers. The particular qualifications of the individual holding the position and his or her level of experience are also considered in establishing a salary level.

  Salaries of executive officers are reviewed annually. The performance and contribution of the individual to the Company is the primary criterion influ-encing salary adjustments. Salary changes reflect the performance of the Com-pany only to the extent that the performance is considered in establishing the salary guidelines applicable for all salaried employees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions as described in the preceding paragraph in connection with the annual salary review. The sources of the data used varies from executive to executive based on the availability of comparable information relative to each position. In 1994, salaries of all executive officers were reviewed early in the year and changes were made effective as of the beginning of March. In a few cases, including Messrs. Madigan, Dowdle and FitzSimons, subsequent changes were made based on promotions and transfers.

  The salary paid to Charles T. Brumback, Chairman and Chief Executive Officer of the Company, was increased by $35,000 to $730,000 effective as of February 28, 1994. This represented a 5.0 percent increase in Mr. Brumback's salary. The rate of increase was consistent with the Company's overall merit increase guidelines based upon performance for salaried employees for 1994.

ANNUAL INCENTIVE BONUS

  The Company maintains a plan that provides executive officers the opportunity to earn an annual incentive bonus based on performance of the Company, perform-ance of their individual business unit, if applicable, their contribution to-ward achievement of certain company-wide objectives and an evaluation of the executive's individual performance.

  A target bonus level, stated as a percent of year-end salary, is established for each executive officer based on his or her level of responsibility. The target bonus is divided into three principal elements and the first element is further subdivided into three to five sub-categories as follows:

                                  PERCENT OF
                                    TARGET
   BONUS ELEMENTS                   BONUS
   --------------                 ----------
   Financial Performance Mea-
    sures:
     Earnings per share and/or
      business unit operating
      profit.....................     40%
     Other performance measures
      appropriate to the execu-
      tive.......................     20%
                                     ----
     Subtotal....................     60%
   Organizational objectives
    (four for 1994)..............     20%
   Individual performance or
    achievement..................     20%
                                     ----
   Total.........................    100%

In the case of the earnings per share and/or operating profit objective, the bonus earned is on a proportional scale with one-third of the target paid if 80 percent of the objective is achieved up to 166 percent of target if 120 percent of the objective is achieved. For the other financial performance measures, the target amount is paid if the objective is achieved or exceeded, and nothing is paid if the objective is not reached. With respect to the organization objec-tives and individual performance elements, the Committee may award anywhere from zero to 160 percent of the target amount.

  Measures of financial performance are established by the Committee in Febru-ary and are based on the Company's operating plan that is approved by the Board at the beginning of the year. In the case of Mr. Brumback, the applicable 1994 performance measures were primary net income per share (40 percent of target bonus), return on equity (10 percent of target bonus) and corporate office op-erating expenses (10 percent of target bonus). The first measure was exceeded and the other two measures were achieved. The 1994 performance measures appli-cable to other executive officers named in the summary compensation table were primary net income per share, return on equity, corporate office cash operating expenses, Broadcasting Group pretax profit, TV broadcast rights expense, other Broadcasting Group operating expenses, and TV broadcast rights cash payments. Six of the performance measures were met or exceeded and one was not met.

  The four organizational objectives for 1994 were: business development, over-all effectiveness and efficiency, managing diversity and professional manage-ment. The success in achieving these objectives is measured by a subjective evaluation of progress in each area and each executive's contribution to that success. Likewise, each executive's overall performance is subjectively evalu-ated.

  The Committee also retains the right to adjust the overall bonus to better reflect its evaluation of the Company's overall performance, but did not do so for 1994.

  In considering bonuses for executives other than Mr. Brumback, the Committee considers bonus recommendations submitted by the Chief Executive Officer. The Committee also receives an assessment of the performance of each executive from Mr. Brumback and discusses the assessments with him. In assessing the perfor-mance of Mr. Brumback, the Committee meets privately with the Company's other outside directors for that purpose.

  Mr. Brumback's target bonus is 60 percent of year-end salary. The Committee awarded Mr. Brumback a bonus of $537,864 for 1994, which is approximately 123 percent of the target bonus under the plan. The bonus earned reflects achieve-ment of 103 percent of the target amount based on the financial performance factors. The Committee also considered the progress toward achievement of the company-wide objectives and awarded a bonus amount based on 144 percent of target. Finally, the portion of the bonus based on the outside director's eval-uation of Mr. Brumback's individual performance and achievements in 1994 was set at 160 percent of the target amount.

STOCK OPTIONS

  The Company for many years has used stock options as its long-term incentive program for executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide ex-ecutives with the opportunity to acquire and build a meaningful ownership in-terest in the Company. While the Company encourages stock ownership by execu-tives, it has not established any target levels for executive stock holdings.

  The Committee considers stock option awards on an annual basis. These are normally awarded in July. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives are also re-viewed but are not an important factor in determining the size of the current award. The number of options actually awarded in any year may be increased or decreased from the target level based on an evaluation of the individual's per-formance, but the Committee does not use any particular corporate or business unit performance measures in determining the size of stock option grants to in-dividual executive officers.

  In July 1994, the Committee awarded Mr. Brumback a nonqualified stock option to purchase 50,000 shares at the current fair market value of the stock, which was then $53.25. The 1994 award was for the same number of shares that had been awarded to Mr. Brumback in the previous year.

  The Company reinstated on April 19, 1994 a program of granting replacement options based on exercise of stock options that were paid for with previously acquired Common Stock as an inducement for executives to exercise their stock options at an early date and to retain the shares acquired upon exercise. This program had been suspended on October 26, 1993 pending clarification of the federal tax code provisions dealing with deductibility of executive compensa-tion and approval of a plan amendment at the 1994 Annual Meeting.

BENEFIT PROGRAMS

  The executive officers participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees. Certain programs such as the Savings Incentive Plan and the Employee Stock Purchase Plan provide employees with the opportunity to acquire Common Stock. In addition, the executive officers participate in the Employee Stock Ownership Plan on a consistent basis with other employees. In 1994, the Company instituted a Supplemental Defined Contribution Plan for employees who earn sal-aries in excess of the limit imposed by the Internal Revenue Code to replace the contribution lost by the reduction in such limit. The ESOP, which is in-tended to become the principal retirement plan for the Company, relates the amount of retirement benefits that will ultimately be received to the value of the Common Stock. Executive officers also receive certain traditional benefits and perquisites that are customary for their positions.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The federal tax code imposes a $1 million limit on the tax deduction for cer-tain executive compensation payments beginning in 1994. Mr. Brumback was awarded a bonus for his services in 1994 which would have resulted in compensa-tion in excess of the limit if paid currently. In order to preserve the tax de-ductibility of the bonus, the Committee awarded a portion of the bonus on a de-ferred basis to be paid following Mr. Brumback's retirement. The Company's pol-icy is to obtain a tax deduction for compensation payments to the extent it is practicable to do so.

  Compensation in the form of stock options granted under the 1992 Long-Term Incentive Plan should continue to be eligible for a full tax deduction.

  Andrew J. McKenna, Chairman
  Kristie Miller
  James J. O'Connor
  Arnold R. Weber

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Andrew J. McKenna, Kristie Miller, James J. O'Connor and Arnold R. Weber served as members of the Governance and Compensation Committee during the fis-cal year ended December 25, 1994.

  Andrew J. McKenna, Chairman of the Governance and Compensation Committee, served as an officer and part-time employee of Chicago National League Ball Club, Inc., a subsidiary of the Company, from August 1981 to December 1984. This was not Mr. McKenna's principal occupation or source of income during this period. Subsequent to 1984, Mr. McKenna's sole position with the Company has been that of an outside director.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know if any matters will be presented to the meeting other than those described above. If other matters properly come before the meeting, the persons named in the accompanying proxy will vote said proxy in accordance with their best judg-ment.

  Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Following the initial solicitation of proxies by mail, direc-tors, officers and regular employees of the Company may solicit proxies in per-son, by telephone or telegraph, but without extra compensation. In addition, the Company has retained Kissel-Blake, Inc. to assist in the solicitation of proxies at an estimated cost to the Company of $10,000 plus out-of-pocket ex-penses. Such solicitation may be made by mail, telephone, telegraph or in per-son. The Company will, upon request, reimburse the reasonable charges and ex-penses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Common Stock.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 25, 1994 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER SUBMITTING A RE-QUEST THEREFOR TO THE CORPORATE RELATIONS DEPARTMENT, TRIBUNE COMPANY, 6TH FLOOR, 435 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611, TELEPHONE 312/222-3238.

  By Order of the Board of Directors

  Stanley J. Gradowski
  Vice President and Secretary

  Dated: March 22, 1995

               [MAP OF LOCATION OF ANNUAL MEETING APPEARS HERE]

                                                                       EXHIBIT A

                                TRIBUNE COMPANY

                  1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                   ARTICLE I

                                    GENERAL

1.1 PURPOSE. Tribune Company, a Delaware corporation (the "Company"), hereby adopts this 1995 Nonemployee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to increase the stock ownership of nonemployee directors, to further align their interests with those of the Company's other stockholders and to foster and promote the long-term financial success of the Company by attracting and retaining outstanding nonemployee directors by enabling them to participate in the Company's growth through automatic, nondiscretionary grants of Options (as defined in Article II).

1.2 PARTICIPATION. Only directors of the Company who at the time a grant is made meet the following criteria ("Directors") shall receive grants under the
Plan: (a) the director is not, and has not been for at least three years, an employee or officer of the Company or any subsidiary of the Company and (b) the director is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3").

1.3 SHARES SUBJECT TO THE PLAN. Shares of stock covered by grants under the Plan may be in whole or in part authorized and unissued or treasury shares of the Company's common stock or such other shares as may be substituted pursuant to Section 3.2 ("Common Stock"). The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be 100,000 (subject to adjustment pursuant to Section 3.2). Any shares of Common Stock subject to an Option which for any reason is cancelled or terminated, without having been exercised, shall again be available for grants under the Plan.

                                   ARTICLE II

                                 STOCK OPTIONS

2.1 GRANT OF STOCK OPTIONS. Effective on the date of each annual meeting of the stockholders of the Company at which Directors are elected ("Annual Meeting") commencing with the Annual Meeting in 1995, each Director in office on adjournment of said meeting will automatically be awarded a non-qualified stock option (an "Option") under the Plan to purchase 1,000 (subject to adjustment pursuant to Section 3.2) shares of Common Stock. The Options are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

2.2 STOCK OPTION CERTIFICATES. The grant of an Option shall be evidenced by a Notice of Grant and Terms Sheet executed by an officer of the Company.

2.3 OPTION PRICE. The purchase price of Common Stock under each Option (the "Option Price") granted shall be the Fair Market Value of the Common Stock as of the date of the Annual Meeting.

2.4 EXERCISE AND TERM OF OPTIONS.

  (a) Options may be exercised by the delivery of written notice of exercise and the Option Price for the shares to be purchased to the Corporate Secretary of the Company. The Option Price shall be paid in cash (including check, bank draft or money order) or, unless in the opinion of counsel to the Company to do so may result in a possible violation of law, by delivery of Common Stock already owned by the Director for at least six months valued at Fair Market Value on the date of exercise. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Director a certificate or certificates representing the acquired shares of Common Stock.

  (b) Each Option shall become exercisable beginning six months and one day after the date it is granted and may be exercised at any time until (subject to Section 3.1) the first to occur of the tenth anniversary of the date such

Option was granted or the third anniversary of the date the Director ceases to be a Director (whether by death, disability, retirement or resignation). In the event of the death of a former Director prior to the exercise of any Options which were then exercisable, such Options may be exercised as provided in
Section 3.1 until the third anniversary of the date the former Director ceased to be a Director; provided, that Options not exercisable on the day a person ceases to be a Director for any reason shall be cancelled.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

3.1 NONTRANSFERABILITY; BENEFICIARIES. No Option granted under the Plan shall be transferable by the Director otherwise than by will or, if the Director dies intestate, by the laws of descent and distribution. All grants shall be exercisable during the Director's lifetime only by the Director or his personal representative. Any transfer contrary to this Section 3.1 will make the Option null and void. In the event of a Director's death prior to the exercise of any Options which were then exercisable, such Options may be exercised by the Director's beneficiary, designated as provided below, or, in the absence of any such designation, the Director's estate for the period indicated in Section 2.4(b) above. Each Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise such Options and receive such certificates. Each designation will revoke all prior designations by such Director, and will be effective only when filed by the Director during the Director's lifetime with the Corporate Secretary.

3.2 ADJUSTMENTS UPON CERTAIN CHANGES. If any of the events described in Sections 4.4(a) or (b) of the Company's 1992 Long-Term Incentive Plan shall occur, the number of shares authorized by the Plan, the number of shares covered by Outstanding Options and the Option Prices specified therein shall be automatically adjusted on the same basis to give the proper effect to such change so as to prevent the dilution or enlargement of rights under Options. In the event fractional shares would otherwise result from any such adjustment, the number of shares so authorized and covered and the Option Prices thereof shall be further adjusted so as to eliminate such fractions.

3.3 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN.

  (a) The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed (a) except as provided in Section 3.2, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Directors under the Plan. No such amendment, suspension, or termination shall
(x) impair the rights of Directors under any outstanding Options without the consent of the Directors affected thereby or (y) make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

  (b) The provisions of Sections 1.2, 2.1, 2.3 and 3.4 may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, and the rules thereunder.

3.4 DEFINITION OF FAIR MARKET VALUE. The term "Fair Market Value" unless otherwise required by any applicable provision of the Code or any regulations issued thereunder shall mean, as of any date, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions List (or such other consolidated transaction reporting system on which the Common Stock is primarily traded) for such day, or if the Common Stock was not traded on such day, then the next preceding day on which the stock was traded, all as reported by such source as the Board of Directors may select. If the Common Stock is not readily tradeable on a national securities exchange or other market system, its Fair Market Value shall be set under procedures established by the Board of Directors on the advice of an investment advisor.

3.5 PLAN NOT EXCLUSIVE. The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for Directors.

3.6 LISTING, REGISTRATION AND LEGAL COMPLIANCE. Each Option shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification thereof or of any shares of Common Stock or other property subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the grant of such Option or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Option may be exercised unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company and the holder of the Option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. The Company may at any time impose any limitations upon the exercise, of any Option which, in the opinion of the Board of Directors, are necessary or desirable in order to cause the Plan or any other plan of the Company to comply with Rule 16b-3 and preserve the disinterestedness of the directors under Rule 16b-3. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Board of Directors may, without the holders' consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

3.7 RIGHTS OF DIRECTORS. Nothing in the Plan shall confer upon any Director any right to serve as a Director for a period of time or to continue his present or any other rate of compensation.

3.8 REQUIREMENTS OF LAW; GOVERNING LAW. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

3.9 CHANGE IN CONTROL. In the event of a Change in Control of the Company (as defined in Section 12.2 of the Company's 1992 Long-Term Incentive Plan), all outstanding Options granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety.

3.10 EFFECTIVE DATE. The Plan shall, subject to the approval of the holders of a majority of the votes of all shares present, or represented, and entitled to be cast on the matter at the 1995 Annual Meeting, be deemed effective as of such Annual Meeting. No grants shall be made hereunder after May 31, 2005.

  [TRIBUNE LOGO]

  Dear Benefit Plan Participant:

    You own Tribune Company stock as a participant in the Employee Stock Ownership Plan, Savings Incentive Plan and/or Employee Stock Purchase Plan. One of the privileges of stock ownership is the right to vote on certain matters at the annual meeting. This year they involve the election of directors, approval of a stock option plan for nonemployee directors and the appointment of auditors. These matters are described in detail in the notice of annual meeting and proxy statement that is a part of this mailing.

    You may indicate your vote by completing the perforated voting instruction card that appears directly below. Employee involvement is one of Tribune's values, so I encourage you to participate in this important process. Please carefully consider the issues and use your voting rights by marking, signing and dating the instruction card, and returning it to First Chicago Trust Company in the enclosed envelope. YOUR VOTE IS CONFIDENTIAL AND WILL BE SEEN ONLY BY FIRST CHICAGO TRUST AS TABULATING AGENT FOR THE PLAN TRUSTEE AND ADMINISTRATOR.

                                         Sincerely,

                                         [SIGNATURE LOGO OF CHARLES T. BRUMBACK]

- --------------------------------------------------------------------------------
[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                           |5745
                                                                          ----
THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

- --------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- --------------------------------------------------------------------------------

1. Election of directors.
   FOR*   NOT FOR
   [_]      [_]

*For, except vote withheld from the following nominee(s):
- --------------------------------------------------------------------------------

2. Approval of 1995 Nonemployee Director Stock Option Plan
   FOR    AGAINST    ABSTAIN
   [_]      [_]        [_]

3. Ratification of auditors.
   FOR    AGAINST    ABSTAIN
   [_]      [_]        [_]

4. With discretionary power in the transaction of such other business as may properly come before the meeting.

- -------------------------------------------------------------------------------

                                                 Note: Please sign exactly
                                                 as name appears above.
                                                 Joint owners should each
                                                 sign. When signing as at-
                                                 torney, executor, adminis-
                                                 trator, trustee or guard-
                                                 ian etc., please give full
                                                 title.

                                                 ----------------------------

                                                 ----------------------------
                                                  SIGNATURE(S)         DATE

TRIBUNE COMPANY                                          VOTING INSTRUCTION CARD
- --------------------------------------------------------------------------------
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 1995

The Northern Trust Company, as Trustee for the Tribune Company Employee Stock Ownership Plan and the Tribune Company Savings Incentive Plan, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee under the Tribune Company Employee Stock Purchase Plan, are instructed to vote the Tribune Company Common Stock and Preferred Stock allocated and held in my respective plan accounts at the Annual Meeting of Stockholders of the Company to be held on May 2, 1995, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Stanton R. Cook, John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. approval of the 1995 Nonemployee Director Stock Option Plan;

3. ratification of the selection of Price Waterhouse LLP as auditors; and

4. with discretionary power in the transaction of such other business as may properly come before the meeting.

Enter your voting instructions on the reverse side. The Company's directors recommend a vote FOR the election of the nominees listed and FOR proposals 2 and 3. The trustee and nominee shall vote as specified, but if you return this card and no choice is specified you will be deemed to have instructed the trustee and nominee to vote in accordance with the recommendations of the Company's directors.

[TRIBUNE LOGO]

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE


                                     [ART]

- -------------------------------------------------------------------------------
[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                           |3074
                                                                          ----

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
- --------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- --------------------------------------------------------------------------------

1. Election of directors.
   FOR*    NOT FOR
   [_]       [_]

*For, except vote withheld from the following nominee(s):


- --------------------------------------------------------------------------------

2. Approval of 1995 Nonemployee Director Stock Option Plan
   FOR    AGAINST    ABSTAIN
   [_]      [_]        [_]

3. Ratification of auditors.
   FOR    AGAINST    ABSTAIN
   [_]      [_]        [_]

4. With discretionary power in the transaction of such other business as may properly come before the meeting.

                                                   Note: Please sign exactly
                                                   as name appears above.
                                                   Joint owners should each
                                                   sign. When signing as at-
                                                   torney, executor, adminis-
                                                   trator, trustee or guard-
                                                   ian etc., please give full
                                                   title.

                                                   ---------------------------

                                                   ---------------------------
                                                    SIGNATURE(S)         DATE

TRIBUNE COMPANY                                                       PROXY CARD
- --------------------------------------------------------------------------------
        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 1995

Charles T. Brumback and James C. Dowdle, or either of them, are designated as proxies to vote all the shares of Common Stock of Tribune Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 2, 1995, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Stanton R. Cook, John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. approval of the 1995 Nonemployee Director Stock Option Plan;

3. ratification of the selection of Price Waterhouse LLP as auditors; and

4. with discretionary power in the transaction of such other business as may properly come before the meeting.

Enter your vote by marking the appropriate boxes on the reverse side. The Company's directors recommend a vote FOR the election of the nominees listed and FOR proposals 2 and 3. The proxies shall vote as specified, but if no choice is specified, the proxies shall vote in accordance with the recommendations of the Company's directors.